UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2016

TRACON Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36818	34-2037594
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

8910 University Center Lane, Suite 700 San Diego, California	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 1, 2016, TRACON Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders at its corporate headquarters located at 8910 University Center Lane, Suite 700, San Diego, California 92122 at 8:00 a.m. pacific time (the “2016 Annual Meeting”). The Company had 12,185,242 shares of common stock outstanding and entitled to vote as of April 8, 2016, the record date for the 2016 Annual Meeting.  At the 2016 Annual Meeting, 9,848,713 shares of common stock of the Company were present or represented by proxy.

At the 2016 Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 21, 2016.

At the 2016 Annual Meeting, the Company’s stockholders:

(1) elected Stephen T. Worland as a director of the Company to hold office until the 2019 Annual Meeting of Stockholders; and

(2) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The following sets forth detailed information regarding the final certified results of the voting with respect to each matter voted upon at the 2016 Annual Meeting:

Proposal 1. Election of Directors

Name	Votes For	Votes Withheld	Broker Non- Votes
Stephen T. Worland, Ph.D.	6,676,812	659,127	2,512,774

Proposal 2. Ratification of the selection of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,797,633	11,878	39,202	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Dated: June 3, 2016	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D. President and Chief Executive Officer